Exhibit 99.4

[NASDAQ Letterhead]

By Facsimile and Overnight Mail

February 2, 2004

Mr. J. Raymond Bilboa (sic)
Senior Vice President, General Counsel and Secretary
Minorplanet Systems USA, Inc.
1155 Kas Drive, Suite 100
Richardson, Texas 75081

Re:	Minorplanet Systems USA, Inc. (the “Company”)
Nasdaq Symbol: MNPL

Dear Mr. Bilboa (sic):

In a press release dated February 2, 2004, the Company announced that it had filed for protection under Chapter 11 of the U.S. Bankruptcy Code (the “Filing”). After reviewing the press release and such other information as is publicly available, and in accordance with Marketplace Rules 4330(a)(1)1 and 43002, Staff has determined that the Company’s securities will be delisted from the Nasdaq Stock Market at the opening of business on February 11, 2004, unless it requests a hearing in accordance with the Marketplace Rule 4800 Series, as described below. Our determination is based on the following factors:

•	The Filing and associated public interest concerns raised by it:

•	Concerns regarding the residual equity interest of the existing listed securities holders; and

1 Marketplace Rule 4330(a)(1) states that “Nasdaq may, in accordance with the Rule 4800 Series, deny inclusion or apply additional or more stringent criteria for the initial or continued inclusion of particular securities or suspend or terminate the inclusion of an otherwise qualified security if an issuer files for protection under any provision of the federal bankruptcy laws.”

2 Marketplace Rule 4300 states that Nasdaq “will exercise broad discretionary authority over the initial and continued inclusion of securities in Nasdaq in order to maintain the quality of and public confidence in its market. Under such broad discretion and in addition to its authority under Rule 4330(a), Nasdaq may deny initial inclusion or apply additional or more stringent criteria for the initial or continued inclusion of particular securities or suspend or terminate the inclusion of particular securities based on any event, condition, or circumstance which exists or occurs that makes initial or continued inclusion of the securities in Nasdaq inadvisable or unwarranted in the opinion of Nasdaq, even though the securities meet all enumerated criteria for initial or continued inclusion in Nasdaq.”

Mr. J. Raymond Bilboa (sic)
February 2, 2004

•	Concerns about the Company’s ability to sustain compliance with all requirements for continued listing on The Nasdaq Stock Market. On December 16, 2003, the company was given an extension, until October 6, 2004, to comply with Nasdaq’s independent director and audit committee requirements as set forth in Marketplace Rule 4350(A). If the Company appeals, it needs to address this issue at its hearing.

As a result of the Filing, the fifth character “Q” will be appended to the Company’s trading symbol. Accordingly, the trading symbol for the Company’s securities will be changed from MNPL to MNPLQ at the opening of business on February 4, 2004.

Marketplace Rule 4815(b) requires that the Company, as promptly as possible but no later than seven calendar days from the receipt of this letter, make a public announcement through the news media which discloses receipt of this letter and the Nasdaq ruled upon which it is based.3 The Company must provide a copy of this announcement to Nasdaq’s StockWatch Department and Listing Qualifications Hearings Department (the “Hearings Department”) at least 10 minutes prior to its public dissemination.4 For your convenience, we have enclosed a list of news services. In the event the Company does not make the required public announcement, Nasdaq will halt trading in its securities, even if the Company appeals Staff’s determination to a Nasdaq Listing Qualifications Panel (the “Panel”) as described below.

Please be advised that Marketplace Rule 4815(b) does not relieve the Company of its obligation to assess the materiality of Staff’s determination as it relates to the federal securities laws. This rule also does not provide a safe harbor under the federal securities laws. Accordingly, the Company should consult with securities counsel regarding its disclosure and other obligations mandated by law.5

The Company may appeal Staff’s determination to the Panel, pursuant to the procedures ser forth in the Nasdaq Marketplace Rule 4800 Series. A hearing request will stay the delisting of the Company’s securities pending the Panel’s decision. Hearing requests should not contain

3 The Company must ensure that the full text of the required announcement is disseminated publicly. The Company has not satisfied this requirement if the announcement is published as a headline only or if the news service determines not to publish the full text of the story.

4 This notice should be provided to the attention of Nasdaq’s StockWatch Department (telephone: 240/386-6064; facsimile: 240/386-6047) 9509 Key West Avenue, Rockville, Maryland, 20850, and to Nasdaq’s Hearings Department (telephone: 301/978-8079; facsimile: 301/978-8080), 9600 Blackwell Road, Fifth Floor, Rockville, Maryland 20850.

5 Nasdaq cannot render advice to the Company with respect to the format or content of the public announcement. The following is provided only as a guide that should be modified following consultation with securities counsel; the Company received a Nasdaq Staff Determination on (DATE OF RECEIPT OF STAFF DETERMINATION) indicating that the Company fails to comply with the (STOCKHOLDERS’ EQUITY, MINIMUM BID PRICE, MARKET VALUE OF PUBLICLY HELD SHARES, FILING, etc.) requirement(s) for the continued listing set forth in Marketplace Rule(s)       , and that its securities are, therefore, subject to delisting from (The Nasdaq National/SmallCap Market). The Company has requested a hearing before a Nasdaq Listing Qualification Panel to review the Staff Determination. There can be no assurance the Panel will grant the Company’s request for continued listing.

Mr. J. Raymond Bilboa (sic)
February 2, 2004

arguments in support of the Company’s position. The Company may request either an oral hearing or a hearing based solely on written submissions. The fee for an oral hearing is $5,000; the fee for a hearing based on written submission is $4,000. Please note that the hearing fee is non-refundable and that the check must be made payable to “the Nasdaq Stock Market, Inc.”. The request for a hearing and a copy of the check must be received by the Hearings department no later than 4:00 p.m. Eastern Time on February 9, 2004. The request must be in writing and faxed, with a copy of the check, to (301) 978-8080, with the original request sent to:

David A. Donohoe, Jr.
Chief Counsel
The Nasdaq Stock Market, Inc.
9600 Blackwell Road, Fifth Floor
Rockville, MD 20850.

The Company must send the enclosed Hearing Fee Payment Form with its payment to:

If by Regular Mail[6]		If by Courier/Overnight

The Nasdaq Stock Market, Inc.		The Nasdaq Stock Market, Inc.
P.O. Box 7777-W9740	or	W9740
Philadelphia, PA 19175-9740		C/O Mellon Bank, Rm 3490
701 Market Street
Philadelphia, PA 19106

Please note that the delisting will be stayed only if the Hearings Department (the Rockville, MD location) received the Company’s hearing request on or before 4:00 p.m. Eastern Time on February 9, 2004.

If you would like additional information regarding the hearing process, please call the Hearings Department at (301) 978-8203.

Marketplace Rule 4890 prohibits communications relevant to the merits of a proceeding under the Marketplace Rule 4800 Series between the Company and the Hearings Department unless Staff is provided notice and an opportunity to participate. In that regard, Staff waived its right to participate in any oral communications between the company and the Hearings Department. Should Staff determine to revoke such waiver, the Company will be immediately notified, and the requirements of Marketplace Rule 4890 will be strictly enforced.

If the Company does not appeal Staff’s determination to the panel, the Company’s securities will not be immediately eligible to trade on the OTC Bulleting Board since the Company is the subject of bankruptcy proceedings.

6 The P.O. Box address will not accept courier or overnight deliveries

Mr. J. Raymond Bilboa (sic)
February 2, 2004

Although the Company’s securities are not immediately eligible for quotation on the OTC Bulletin Board, the securities may become eligible if a market maker makes application to register in and quote the security in accordance with SEC Rule 15c2-11, and such application (a “Form 211”) is cleared.7 Only a market maker, not the Company, may file a Form 211.

While Nasdaq will include the delisting announcement on the “Daily List” which is posted on www.Nasdaqtrader.com at approximately 2:00 p.m. on February 10, 2004, news of the delisting may not be deemed publicly disseminated until the Company makes an announcement through a Regulation FD complaint means of communication. Nasdaq strongly recommends that the Company issue a press release announcing the delisting.

If you have any questions, please contact Douglas D. McKenny at (301) 978-8011 or Marilyn Bacot, Listing Analyst, at (301) 978-8048.

Sincerely,

Enclosure

7 Pursuant to Marketplace Rules 6530 and 6540, a Form 211 cannot be cleared if the issuer is not current in its filing obligations.